Exhibit 99.1
ManTech Announces Financial Results for
Third Quarter of 2020

•	Revenue: $636 million, up 10% from the third quarter of 2019

•	EBITDA Margin: 9.0%

•	Diluted EPS: $0.73, up 6% from the third quarter of 2019

•	Adjusted Diluted EPS: $0.83, up 6% from the third quarter of 2019

•	Bookings of $1.3 billion resulting in a book-to-bill ratio of 2.1

•	Cash Flow from Operations: $112 million

•	Raises and narrows the range of 2020 guidance on all measures

HERNDON, Va., November 5, 2020 (GLOBE NEWSWIRE) – ManTech International Corporation (Nasdaq:MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the third quarter of fiscal year 2020, which ended September 30, 2020.

"We are pleased with the results we achieved in the third quarter, which included continued strong organic growth, solid profitability and robust cash flow," said ManTech Chairman, Chief Executive Officer and President Kevin M. Phillips. "These results reflect broad-based and steady customer demand for our differentiated capabilities in cyber, analytics and intelligent systems engineering. Our ability to consistently deliver innovation and mission-critical solutions to our customers continues to be the foundation for our success. We are committed to building on this momentum to drive continued growth."

Summary Operating Results

	Three months ended September 30,
(In Millions Except Per Share Amounts)	2020	2019
Revenue	$636.2	$579.2
Operating Income	$39.3	$38.4
Net Income	$29.7	$27.9
Diluted EPS	$0.73	$0.69

Non-GAAP Financial Measures*
EBITDA	$57.5	$52.2
EBITDA Margin	9.0%	9.0%
Adjusted Net Income	$33.6	$31.6
Adjusted Diluted EPS	$0.83	$0.78
*Information about ManTech's use of non-GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with GAAP, is provided under "Non-GAAP Financial Measures."

Revenue was $636 million, up 10% from the third quarter of 2019. In the quarter, revenue growth was almost all organically driven as a result of recent contract awards.

Operating income was $39.3 million for the quarter, up 2% from the third quarter of 2019. Net income was $29.7 million and diluted earnings per share ("EPS") was $0.73, both up 6% from the third quarter of 2019.

EBITDA was $57.5 million for the quarter, up 10% from the third quarter of 2019, representing an EBITDA margin of 9.0% for the quarter. Adjusted net income was $33.6 million and adjusted diluted EPS was $0.83, up 7% and 6% from the third quarter of 2019, respectively.

Cash Management and Capital Deployment

For the quarter, cash flow from operations totaled $112 million. Days sales outstanding (DSO) were 54 days, an improvement of 3 days compared to the third quarter of 2019.

During the quarter, the Company paid $12.9 million, or $0.32 per share, as part of its regular cash dividend program to its common stockholders of record as of September 11, 2020. As of September 30, 2020, the Company had $101.7 million in cash and cash equivalents and no outstanding borrowings on its $500 million revolving-credit facility, which provides the Company with ample financial capacity to continue funding organic investments, pursue growth-oriented acquisitions and issue dividends while maintaining a strong balance sheet.

The Board of Directors has declared a quarterly dividend of $0.32 to be paid December 18, 2020, to all common stockholders of record as of December 4, 2020, as part of its regular quarterly cash dividend program. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech's Board of Directors.

Contract Awards

Contract awards (bookings) totaled $1.3 billion in the quarter, representing a book-to-bill ratio of 2.1. ManTech's notable single-award contracts in the quarter include:

•
Data Analytics Solutions and Services for the Department of Homeland Security. ManTech was awarded a 6-year contract totaling $273 million to continue providing advanced analytics tools and technologies to enhance Customs and Border Protection's (CBP) ability to identify and analyze threats to the homeland.

•
Full-Spectrum Cyber Operations for an agency of the Department of Defense. ManTech was awarded a new, approximately 3.5-year contract totaling $266 million to provide full-spectrum cyber operations solutions.

•
Quick-Reaction Analysis and Intelligent Systems Engineering for the Navy. ManTech was awarded a 5-year contract totaling $260 million to continue to support the Naval Air Systems Command's (NAVAIR) technology modernization initiatives to transform mission systems in manned maritime patrol and reconnaissance aircraft.

•
Threat and Risk Analysis and Technical Security Countermeasures for the Department of State. ManTech was awarded a $121 million contract expansion to provide additional services to safeguard personnel globally supporting the Department of State's mission.

•
Operational Test, Engineering Services and Cyber Research for the Navy. ManTech was awarded a new, 5-year contract totaling $85 million to provide hardware and software operational test, engineering and cyber research on newly developed and fielded sensors across NAVAIR platforms.

The Company also received a number of additional contract awards in the quarter including several extensions to existing contracts and new contracts from various customers, most of which are classified.

The Company’s backlog of business at quarter end was a new record of $9.8 billion including $1.4 billion of funded backlog.

Forward Guidance

The Company has raised and narrowed the range of its 2020 guidance for revenue, adjusted net income and adjusted diluted earnings per share as specified in the table below.

Measure	Fiscal 2020 Guidance
Revenue (million)	$2,490 - $2,510
Adjusted Net Income* (million)	$131.6 - $133.2
Adjusted Diluted EPS*	$3.24 - $3.28
*Information about ManTech's use of non-GAAP financial measures is provided under "Non-GAAP Financial Measures"

Adjusted net income and adjusted diluted EPS exclude amortization of acquired intangibles and the related tax impact. The Company does not provide a reconciliation of forward-looking adjusted net income and adjusted diluted EPS, due to inherent difficulty in forecasting and quantifying these non-GAAP exclusions that are necessary for such reconciliation without unreasonable efforts. Material changes to any one of these items could have significant effect on future GAAP results.

ManTech Chief Financial Officer Judith L. Bjornaas said, "Despite managing through the complexities posed by the pandemic, we have built upon our track record of outperformance. We are focused on a strong finish to the year and look forward to continuing to drive strong results into next year."

Conference Call

ManTech executive management will hold a conference call on November 5, 2020, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing (877) 638-9567 (domestic) or (253) 237-1032 (international) and entering passcode 8546935. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com). A replay of the conference call will be available on the ManTech website approximately 2 hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech provides mission-focused technology solutions and services for U.S. defense, intelligence community and federal civilian agencies. In business more than 50 years, we excel in full-spectrum cyber, data collection & analytics, enterprise IT, systems and software engineering solutions that support national and homeland security. Additional information about ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import, are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate include, but are not limited to, the following: failure to maintain our relationship with the U.S. government, or the failure to compete effectively for new contract awards or to retain existing U.S. government contracts; disruptions to our business resulting from the recent outbreak of the novel coronavirus disease 2019 (known as COVID-19) or other similar global health epidemics, pandemics and/or other disease outbreaks; adverse changes in U.S. government spending for programs we support, whether due to changing mission priorities, economic and political policy changes or federal budget constraints generally; inability to recruit and retain a sufficient number of employees with specialized skill sets or necessary security clearances who are in great demand and limited supply; failure compete effectively for awards procured through the competitive bidding process, and the adverse impact of delays resulting from our competitors' protest of new contracts that are awarded to us; disruptions of our business or damage to our reputation resulting from cyber attacks and other security threats; failure to obtain option awards, task orders or funding under contracts; the government renegotiating, modifying or terminating of our contracts; failure to comply with, or adverse change in, complex U.S. government laws and procurement; adverse results in U.S. government audits or other investigations of our government contracts; failure to successfully integrate acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to mitigate risk associated with conducting business internationally; and adverse change in business conditions that may cause our investments in recorded goodwill to become impaired. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in ManTech's Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 22, 2019, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech's other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share and Per Share Amounts)

	(unaudited)
	September 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$101,712	$8,854
Receivables—net	382,855	398,976
Prepaid expenses	27,868	20,030
Taxes receivable—current	27,821	21,996
Other current assets	6,663	4,878
Total Current Assets	546,919	454,734
Goodwill	1,191,270	1,191,259
Other intangible assets—net	180,600	196,778
Property and equipment—net	116,548	85,631
Operating lease right of use assets	99,784	117,728
Employee supplemental savings plan assets	34,682	36,777
Investments	11,549	11,550
Other assets	13,096	13,457
TOTAL ASSETS	$2,194,448	$2,107,914
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable and accrued expenses	$170,500	$146,016
Accrued salaries and related expenses	127,110	97,298
Contract liabilities	40,058	27,620
Operating lease obligations—current	30,235	29,047
Total Current Liabilities	367,903	299,981
Deferred income taxes	142,909	131,782
Operating lease obligations—long term	86,317	103,148
Accrued retirement	33,224	35,552
Long term debt	—	36,500
Other long-term liabilities	10,379	10,309
TOTAL LIABILITIES	640,732	617,272
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 27,417,760 and 27,235,860 shares issued at September 30, 2020 and December 31, 2019; 27,173,647 and 26,991,747 shares outstanding at September 30, 2020 and December 31, 2019	274	272
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,187,195 and 13,187,195 shares issued and outstanding at September 30, 2020 and December 31, 2019	132	132
Additional paid-in capital	539,286	525,851
Treasury stock, 244,113 and 244,113 shares at cost at September 30, 2020 and December 31, 2019	(9,158)	(9,158)
Retained earnings	1,023,448	973,767
Accumulated other comprehensive loss	(266)	(222)
TOTAL STOCKHOLDERS' EQUITY	1,553,716	1,490,642
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,194,448	$2,107,914

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Amounts)

	(unaudited) Three months ended September 30,		(unaudited) Nine months ended September 30,
	2020	2019	2020	2019
REVENUE	$636,196	$579,179	$1,879,600	$1,618,146
Cost of services	538,000	487,914	1,597,764	1,378,263
General and administrative expenses	58,855	52,863	164,011	139,652
OPERATING INCOME	39,341	38,402	117,825	100,231
Interest expense	(310)	(659)	(1,597)	(2,088)
Interest income	40	90	227	401
Other (expense), net	(29)	(39)	(51)	(50)
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	39,042	37,794	116,404	98,494
Provision for income taxes	(9,303)	(9,873)	(28,037)	(25,229)
Equity in earnings (losses) of unconsolidated subsidiaries	—	16	(1)	4
NET INCOME	$29,739	$27,937	$88,366	$73,269
BASIC EARNINGS PER SHARE:
Class A common stock	$0.74	$0.70	$2.19	$1.84
Class B common stock	$0.74	$0.70	$2.19	$1.84
DILUTED EARNINGS PER SHARE:
Class A common stock	$0.73	$0.69	$2.18	$1.82
Class B common stock	$0.73	$0.69	$2.18	$1.82

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(unaudited) Nine months ended September 30,
	2020	2019
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net income	$88,366	$73,269
Adjustments to reconcile net income to net cash flow from (used in) operating activities:
Depreciation and amortization	51,281	39,470
Noncash lease expense	20,738	20,949
Deferred income taxes	11,127	9,773
Stock-based compensation expense	8,533	5,188
Bad debt expense	5,244	—
Contract loss reserve	(372)	(881)
Loss on sale and retirement of property and equipment	12	7
Equity in (earnings) losses of unconsolidated subsidiaries	1	(4)
Change in assets and liabilities—net of effects from acquired businesses:
Receivables—net	10,877	60,182
Prepaid expenses	(7,838)	(5,609)
Taxes receivable—current	(5,825)	(1,653)
Other current assets	(1,333)	586
Employee supplemental savings plan asset	(2,042)	(4,396)
Other long-term assets	(1,939)	40
Accounts payable and accrued expenses	22,565	28,888
Accrued salaries and related expenses	29,812	9,830
Operating lease obligations	(22,102)	(21,077)
Contract liabilities	12,438	15,682
Accrued retirement	(2,328)	2,655
Other long-term liabilities	100	273
Other	(182)	(213)
Net cash flow from operating activities	217,133	232,959
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Purchases of property and equipment	(53,685)	(38,455)
Investment in capitalized software	(5,193)	(2,784)
Proceeds from corporate owned life insurance	4,137	—
Proceeds from sale of property and equipment	869	—
Acquisition of a business-net of cash acquired	—	(153,180)
Deferred contract costs	—	(3,520)
Proceeds from equity method investment	—	283
Net cash used in investing activities	(53,872)	(197,656)
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Borrowing under revolving credit facility	285,500	465,500
Repayments under revolving credit facility	(322,000)	(448,000)
Dividends paid	(38,689)	(32,365)
Proceeds from exercise of stock options	5,918	9,156
Payment consideration to tax authority on employees' behalf	(1,014)	(1,476)
Principal paid on financing leases	(118)	(99)
Net cash used in financing activities	(70,403)	(7,284)
NET CHANGE IN CASH AND CASH EQUIVALENTS	92,858	28,019
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	8,854	5,294
CASH AND CASH EQUIVALENTS, END OF PERIOD	$101,712	$33,313

Non-GAAP Financial Measures (Unaudited)

To supplement the review of ManTech's consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP calculations of certain financial measures. ManTech uses and refers to EBITDA, EBITDA margin, adjusted net income and adjusted EPS, all of which are non-GAAP financial measures. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the comparable GAAP measures.

ManTech’s management believes that these non-GAAP financial measures provide additional useful information regarding the Company’s operational and financial results. These non-GAAP financial measures eliminate the effect of non-cash items such as depreciation of tangible assets and amortization of intangible assets primarily recognized in business combinations as well as the effect of discrete tax items which we do not believe are indicative of our core operating performance. These non-GAAP financial measures are considered important and frequently utilized by investors and financial analysts covering ManTech’s industry. The Company’s computation of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.

The following tables present selected financial data, including the reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

EBITDA is calculated by excluding depreciation and amortization expense, interest expense, interest income, other expense, income taxes and equity in losses of unconsolidated subsidiaries from net income.

EBITDA margin is calculated by dividing EBITDA by revenue.

	Three months ended September 30,
(In Thousands)	2020	2019
NET INCOME	$29,739	$27,937
Equity in losses (earnings) of unconsolidated subsidiaries	—	(16)
Provision for income taxes	9,303	9,873
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	$39,042	$37,794
Other expense (income), net	29	39
Interest income	(40)	(90)
Interest expense	310	659
Depreciation and amortization	18,127	13,840
EBITDA	$57,468	$52,242
EBITDA Margin	9.0%	9.0%

Adjusted net income is calculated by excluding the following items and the related tax impacts from net income: (i) amortization of acquired intangible assets and (ii) discrete tax items.

Adjusted diluted EPS is calculated by dividing adjusted net income by the diluted weighted average number of shares outstanding.

	Three months ended September 30,
(In Thousands Except Per Share Amounts)	2020	2019
NET INCOME	$29,739	$27,937
Amortization of acquired intangibles	5,130	4,912
Adjustments for tax effect	(1,221)	(1,282)
ADJUSTED NET INCOME	$33,648	$31,567

ADJUSTED DILUTED EPS
Class A common stock	$0.83	$0.78
Class B common stock	$0.83	$0.78
Note: Figures may not add due to rounding.

Investor Relations	Media
Stephen Vather	Sheila Blackwell
VP, M&A and Investor Relations	VP, Enterprise Marketing & Communications
(703) 218-6093	(301) 717-7345
Stephen.Vather@ManTech.com	Sheila.Blackwell@ManTech.com